                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           NURSING INNOVATIONS, INC.,
                               VITRIARC, INC., AND
                                WILLIAM L. BOOTH

                                       AND

                               TEAMSTAFF RX, INC.

                                NOVEMBER 5, 2004

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A - Form of Booth Employment Agreement

Exhibit B - Form of Townsend Employment Agreement

Exhibit C - Matters to be Covered by Opinion of Sellers' Counsel

Exhibit D - Matters to be Covered by Opinion of Purchaser's Counsel

Exhibit E - Form of Escrow Agreement

Exhibit F - Form of Bill of Sale, Assignment and Assumption Agreement

SCHEDULES

Schedule of Acquired Assets

Schedule of Assumed Liabilities

Schedule of Transferred Clients

Schedule of Insurance Contracts to be Assigned to Purchaser

Schedule of Leases and Material Operating Agreements to be Assigned to Purchaser

Sellers' Disclosure Schedule

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made and entered into as of November 5, 2004, by and among Nursing Innovations, Inc., a Tennessee corporation ("NII"), Vitriarc, Inc., a Tennessee corporation ("Vitriarc") (NII and Vitriarc are sometimes collectively referred to as the "Sellers") and
William L. Booth, on the one hand, and TeamStaff, Rx Inc., a Texas corporation
("TeamStaff Rx" or the "Purchaser"), on the other. The Purchaser, William L.
Booth and the Sellers are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase and the Sellers will sell and assign certain assets of the temporary and permanent medical staffing business (the "Staffing Business") of the Sellers.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows.

     1.0 DEFINITIONS. For purposes of this Agreement and the Acquisition
Documents, the capitalized terms shall have the meanings set forth in the attached Glossary of Terms.

     2.0 BASIC TRANSACTION.

     2.01 Purchase and Sale of Assets. Upon and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, assign, and deliver to the
Purchaser, all of the Acquired Assets, at the Closing, free and clear of all liens, claims, charges, Security Interests, and encumbrances of any kind or nature.

     2.02 Assumption of Assumed Liabilities. Upon and subject to the terms and conditions of this Agreement, on the Closing Date, the Purchaser agrees to assume and become responsible for the performance and satisfaction of the
Assumed Liabilities from and after the Closing Date. Under no circumstances will the Purchaser assume or have any responsibility with respect to any of the
Excluded Liabilities or with respect to any of the Assumed Liabilities for liabilities incurred or matters occurring prior to the Closing Date. The Sellers will remain responsible for the performance and satisfaction of the Excluded
Liabilities and for all liabilities incurred or matters occurring prior to the
Closing Date. It is the intention of the Parties that Purchaser shall not be deemed a "successor in interest" to Sellers.

     2.03 Purchase Price and Payment.

          (a) The Acquired Assets shall be acquired by the Purchaser in exchange for the Purchase Price. At the Closing, the Purchaser shall pay the Purchase
Price to Sellers by wire transfer or other delivery of immediately available funds, except for that portion of the Purchase Price that has been designated as the Escrow Amount, which shall be placed into escrow pursuant to the Escrow
Agreement.

          (b) Provided no claim is made by Purchaser under Section 11 hereof, the Escrow Amount shall be delivered to Sellers on the day that is the third business day after the first anniversary of the Closing Date; provided, however, that if Purchaser asserts a claim or claims under Section 11 hereof, the Escrow
Amount shall remain in escrow until the sooner of (i) the resolution of such claim or claims, whereupon any part of the Escrow Amount remaining in escrow and not otherwise deducted by Purchaser pursuant to Section 11.2 hereof shall be remitted to Sellers, or (ii) the date that is six (6) months following the first anniversary of the Closing Date, whereupon any part of the Escrow Amount remaining in escrow and not otherwise deducted by Purchaser pursuant to Section
11.2 hereof shall be remitted to Purchaser, without prejudicing Sellers' right to such amounts (as they may otherwise be reduced by Purchaser pursuant to the terms of this Agreement) upon the resolution of such claim or claims.

     2.04 The Closing. The Closing shall take place at the offices of counsel to the Purchaser, at Goldstein & DiGioia LLP, 45 Broadway, New York, New York 10006
or such other place as the Parties shall agree, commencing at 9:00 a.m. (local time) on the Closing Date or in such other manner as the Parties may agree. The transactions contemplated hereby shall be effective as of 12:01 a.m. on the
Closing Date.

     2.05 Deliveries at the Closing. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

          (a) the Sellers and the Purchaser shall approve the Closing Date
Schedule of Transferred Clients which shall identify as of a date which is within five business days of the Closing Date each of the Transferred Clients whose Client Service Agreements are included in the Acquired Assets.

          (b) NII and the Purchaser shall execute and deliver a license agreement in form and substance satisfactory to Purchaser related to the
NurseTrak software providing for the non-exclusive, non-assignable (except to an entity controlling, controlled by or under common control with Purchaser), fully paid and perpetual license by NII to Purchaser, together with all improvements as may be developed from time to time by NII.

          (c) the Sellers shall execute, acknowledge (if appropriate) and deliver to the Purchaser:

               (i) assignment agreement(s) in such form as are reasonably satisfactory to the Purchaser and its counsel and sufficient to transfer title to the Acquired Assets to the Purchaser;

               (ii) such other instruments of sale, transfer, conveyance, and assignment as the Purchaser and its counsel may reasonably request;

               (iii) certificates executed by the Sellers as to the accuracy of their representations and warranties contained herein as of the date of this
Agreement and as of the Closing Date and as to their compliance and performance of its covenants and obligations contained herein to be performed or complied with at or before the Closing Date;

               (iv) a certificate of the Secretary of the Sellers certifying and attaching all requisite resolutions or actions of the boards of directors of the
Sellers approving the execution and delivery by the Sellers, as the case may be, of the Acquisition Documents to which they are a party and the consummation of the transactions contemplated in such Acquisition Documents, and certifying to the incumbency and signatures of the officers of the Sellers executing the
Acquisition Documents and any other document relating to the transactions contemplated by this Agreement; and

               (v) an opinion or opinions of Siegel, Hooper & Blumenthal, PLC, counsel to the Sellers, covering the matters described on Exhibit C; and

               (vi) [intentionally left blank].

          (d) the Purchaser shall execute, acknowledge (if appropriate), and deliver to the Sellers:

               (i) assumption agreement(s) in such form as are reasonably satisfactory to the Sellers and their counsel and sufficient for the Purchaser to assume the Assumed Liabilities, if any;

               (ii) a certificate executed by the Purchaser as to the accuracy of its representations and warranties contained herein as of the date of this
Agreement and as of the Closing Date and as to its compliance and performance of its covenants and obligations to be performed or complied with at or before the
Closing Date;

               (iii) a certificate of the Secretary of the Purchaser certifying and attaching all requisite resolutions or actions of the Purchaser's board of directors approving the execution and delivery of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated in such Acquisition Documents, and certifying to the incumbency and signatures of the officers of the Purchaser executing the Acquisition Documents to which it is a party and any other document relating to the transactions contemplated by this
Agreement; and

               (iv) an opinion or opinions of Goldstein & DiGioia, LLP, counsel to the Purchaser, covering the matters described on Exhibit D.

          (e) the Purchaser will deliver to Sellers the Purchase Price as provided in Section 2.03(a);

          (f) the Purchaser shall deliver to the Escrow Agent the Escrow Amount as provided in Section 2.03(a);

          (g) the Purchaser, the Sellers, and the Escrow Agent shall execute and deliver the Escrow Agreement in the form attached hereto as Exhibit E;

          (h) the Purchaser and the Sellers shall execute and deliver the
Assignment and Assumption Agreement in the form attached hereto as Exhibit F;

          (i) the Purchaser and William L. Booth shall execute and deliver the
Booth Employment Agreement in the form attached hereto as Exhibit A; and

          (j) The Purchaser and James Townsend, III shall execute and deliver the Townsend Employment Agreement in the form attached hereto as Exhibit B.

     2.06 Allocation. The Parties agree to cooperate with each other in connection with the allocation of the Purchase Price among the Acquired Assets and the preparation of the statements and forms required by Section 1060 of the
Code and the Treasury Regulations. The Parties shall finalize the allocation on or prior to the twentieth day following the Closing Date or such later date as the Sellers and the Purchaser mutually agree upon. The Parties will make all necessary tax filings related to such allocation.

     2.07 Option to Purchase Receivables. On or before a date which is five days prior to the Closing Date, the Purchaser shall deliver to the Sellers a written notice of its intention to purchase from the Sellers the outstanding account receivables ("Receivables") of the Sellers. In the event the Purchaser sends such notice, the Purchase Price shall be increased by an amount equal to the amount of the Receivables and the Acquired Assets shall be amended to include the Receivables. All

payments received by Sellers in the period from the date of such notice shall be for the benefit of the Purchaser, and the Sellers, as of each of the Closing
Date and on a monthly basis thereafter (on the 15th day of each month), shall deliver, by wire transfer of funds to the Purchaser, all payments received by it which constitute the Receivables purchased by Purchaser.

     2.08 Designated Employees. The Sellers recognize that the Purchaser or an
Affiliate intends to extend offers of employment to certain of NII's employees and Sellers shall grant Purchaser reasonable access to its employees for purposes of interviewing and evaluation. At least five (5) days prior to
Closing, Purchaser will designate those employees of NII ("Designated
Employees") to whom it intends to extend offers of employment.

     3.0 REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRINCIPAL
SHAREHOLDER. The Sellers and the Principal Shareholder represent and warrant to the Purchaser that, except as set forth in the disclosure schedule (the
"Disclosure Schedule") attached and initialed by the Parties:

     3.01 Organization and Capitalization of the Sellers. The Sellers are
corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation. The Sellers are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect on the business, financial condition, operations or results of operations of the Sellers. The Sellers have full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which they are engaged and in which they presently propose to engage and to own and use the properties owned and used by them. The Sellers have delivered to the Purchaser correct and complete copies of the charters and bylaws of the Sellers (as amended to date).

     3.02 Authorization of Transaction. The Sellers have full power and authority (including full corporate power and authority) to execute and deliver the Acquisition Documents to which they are parties and to perform their obligations in all respects as required by the Acquisition Documents. The respective boards of directors of the Sellers have duly authorized the execution, delivery, and performance of the Acquisition Documents to which they are parties. The respective stockholders of the Sellers have duly authorized the consummation of the transactions contemplated by this Agreement. The Acquisition
Documents constitute valid and legally binding obligations of the Sellers enforceable in accordance with their terms and conditions.

     3.03 Non-contravention. Except as disclosed in Section 3.03 of the
Disclosure Schedule, neither the execution and the delivery of the Acquisition
Documents, nor the consummation or performance of the transactions contemplated in the Acquisition Documents, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the
Sellers are subject or any provision of the charters or bylaws of the Sellers, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers are a party or by which the Sellers are bound or to which any of the Acquired Assets is subject
(or result in the imposition of any Security Interest upon any of its Acquired
Assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security
Interest would not have a Material

Adverse Effect on the Acquired Assets, or on the ability of the Parties to consummate the transactions contemplated in the Acquisition Documents. Section
3.03 of the Disclosure Schedule sets forth each Governmental Authorization, and each notice to, filing with, and authorization, consent, or approval of any
Governmental Body or Third Party, which is required to be obtained by the
Sellers in order for the Parties to consummate the transactions contemplated in the Acquisition Documents. Such notices, filings, authorizations, consents and approvals are referred to as the "Sellers Consents."

     3.04 Brokers' Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated in the Acquisition Documents.

     3.05 Title to Assets. The Sellers have good title to all of the Acquired
Assets, free and clear of all Security Interests or restrictions on transfer.

     3.06 [RESERVED].

     3.07 Financial Statements. The financial statements relating to the
Acquired Assets previously provided by the Sellers to the Purchaser, copies of which are attached as Section 3.07 to the Disclosure Schedule, in the opinion of
Sellers' management fairly present the financial condition of the Staffing
Business as of the respective dates thereof and the results of operations of the
Staffing Business for the periods indicated. The Purchaser acknowledges that such financial statements have not been audited by independent accountants

     3.08 Events Subsequent to the Balance Sheet Date. Since December 31, 2003,
there has not been any change, singly or in the aggregate, in the business, financial condition, operations, results of operations, liabilities, assets, earnings, or future prospects of the Staffing Business nor has there been any event which has had or may reasonably be expected to have a Material Adverse
Effect on any of the foregoing. Without limiting the generality of the foregoing, except as set forth in Section 3.08 of the Disclosure Schedule, since such date there has not been any occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business which would have a
Material Adverse Effect on the Staffing Business or the Acquired Assets.

     3.09 Undisclosed Liabilities. Other than as appearing on the financial statements referred to in Section 3.07 above, the Sellers have no Liability
(and, to the Knowledge of the Sellers, there is no reasonable Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) related to the Staffing Business or the Acquired Assets which would have or which could be expect to have a Material Adverse Effect on the Staffing Business or the
Acquired Assets other than the Liabilities listed in Section 3.09 of the
Disclosure Schedule or in the Ordinary Course of Business.

     3.10 Legal Compliance. Except as set forth in Section 3.10 of the
Disclosure Schedules the Sellers and their respective predecessors and
Affiliates have each complied in all respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) which are applicable to the Staffing Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Sellers or the Principal
Shareholder, threatened against any of them alleging any failure so to comply and there is no reasonable Basis for any such action that would have a Material
Adverse Effect on the Nursing Business.

     3.11 Tax Matters.3.11.1 The Sellers have filed on a timely basis all Tax
Returns that they were required to file. Except as set forth on Section 3.11.1 of the Disclosure Schedule, all such Tax Returns were correct and complete in all material respects. All Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid. The Sellers are not currently the beneficiaries of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Sellers file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no
Security Interests on any of the assets of the Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.3.11.2 Except as set forth on Section 3.11.2 of the Disclosure Schedule, the Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Staffing Employee or Internal Employee as of the Closing
Date.3.11.3 Except as set forth on Section 3.11.3 of the Disclosure Schedule, the Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.3.11.4 Except as set forth on Section 3.11.4 of the Disclosure
Schedule, no unpaid Taxes of Sellers do, or will, create a lien or encumbrance in any of the Acquired Assets.

     3.12 Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Sellers that would have a Material Adverse
Effect on the Staffing Business.

     3.13 Insurance Contracts. The Sellers have made available for inspection to the Purchaser a true and complete copy of each Insurance Contract including all endorsements and schedules thereto related to the Staffing Business. Except as set forth in Section 3.13 of the Disclosure Schedule as to the Sellers and to
the Knowledge of the Sellers and the Principal Shareholder as to any other party: (i) each Insurance Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Sellers nor to the Knowledge of the
Sellers and the Principal Shareholder any other party to such Insurance Contract is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such Insurance Contract; (iii) all premiums owed by the Sellers under the Insurance Contracts as of the Closing Date have been paid in full; and (iv) to the Knowledge of the Sellers and the Principal
Shareholder, no party to such Insurance Contract has repudiated any provision thereof.

     3.14 Litigation. Section 3.14 of the Disclosure Schedule sets forth each instance in which either of the Sellers (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of the respective Seller is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, in each case relating, directly or indirectly, to any Transferred Client, any Staffing Employee, the Staffing
Business or any of the Acquired Assets. Except as disclosed in Section 3.14 of the Disclosure Schedule, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.14 of the Disclosure Schedule could have any Material Adverse Effect on the Staffing Business or any of the Acquired
Assets. The Sellers and the Principal Shareholder have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Sellers.

     3.15 Client Service Agreements. Except as set forth in Section 3.15 of the
Disclosure Schedule as to the Sellers and to the Knowledge of the Sellers and
the Principal Shareholder as to

any other party: (i) each Client Service Agreement is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Sellers nor to the
Knowledge of the Sellers and the Principal Shareholder as to any other party to any Client Service Agreement is in breach or default (including with respect to payment of fees and expenses or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any Client Service
Agreement; and (iii) to the Knowledge of the Sellers and the Principal
Shareholder no party to any Client Service Agreement has repudiated any provision thereof or indicated its intent to cancel such Client Service
Agreement.

     3.16 Staffing Employees; Designated Employees.

     3.16.1 Neither of the Sellers is a party to or bound by any collective bargaining agreement related to any Transferred Client, Staffing Employee or
Internal Employee, nor have the Sellers experienced any strikes, grievances, claims of unfair labor practices as against the Sellers, or other collective bargaining disputes involving the Sellers, related to any Transferred Client,
Staffing Employees or Internal Employees. The Sellers have not committed or been charged or threatened with a charge of any unfair labor practice. The Sellers and the Principal Shareholder have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any Transferred Client, Staffing Employees or Internal Employees.

     3.16.2 Except as set forth in Section 3.16.2 of the Disclosure Schedule, the Sellers are in material compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the Staffing Employees and
Internal Employees, including applicable wage and hour laws, fair employment laws, safety laws, workers' compensation statutes, unemployment laws, and social security laws. Except as described on Section 3.16.2 of the Disclosure Schedule, with respect to the Sellers, there are no pending or, to the Knowledge of the
Sellers and the Principal Shareholder, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions, equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other Labor Claims. Except as disclosed in Section 3.16.2 of the Disclosure Schedule, the Sellers are not
liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as described in Section 3.16.2 of the Disclosure
Schedule, there is no outstanding agreement or arrangement with respect to severance payments with respect to any Internal Employee.

     3.17 Employee Plans.

     3.17.1 Set forth in Section 3.17 of the Disclosure Schedule is a complete and correct list of the only employee benefit plans, as defined by Section 3(3)
of ERISA or otherwise, that (i) are maintained or contributed to by the Sellers or any other corporation or trade or business controlled by, controlling or under common control with the Sellers (within the meaning of Section 414 of the
Code or Section 4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate"); (ii)
provide benefits to any

current or former director, officer, Internal Employee, Staffing Employee or service provider of the Sellers or any ERISA Affiliate, or the dependents of any thereof (each, an "Employee Plan").

     3.17.2 For each Employee Plan, the Sellers have delivered true, accurate and complete copies of (i) the documents comprising each Employee Plan; (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plan; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the
PBGC or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports
(audited and/or unaudited) and the annual reports filed with any Government Body with respect to each Employee Plan during the current year and each of the three preceding years; (v) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan; and (vi) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding each Employee Plan.

     3.17.3. Except as disclosed in Section 3.17.3 of the Disclosure Schedule, full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee
Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date.

     3.17.4 Neither the Sellers nor any ERISA Affiliate sponsors, maintains or otherwise contributes to or has ever sponsored, maintained or otherwise contributed to any employee benefit plan, as defined in Section 3(3) of ERISA, that is or was subject to Title IV of ERISA or Section 412 of the Code or that constituted a multiemployer plan as defined in Section 3(37) of ERISA.

     3.17.5 The Sellers have, at all times, complied, and currently comply, in all material respects with the applicable continuation requirements for each
Employee Plan that is an employee welfare benefit plan, as defined in Section
3(1) of ERISA (each, an "Employee Welfare Benefit Plan"), including (1) Section
4980B of the Code (as well as its predecessor provision, Section 162(k) of the
Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

     3.17.6 The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the
Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. Neither the Sellers nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500
Annual Reports, Summary Annual Reports and Summary Plan Descriptions and
Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal
Requirement with respect to the Employee Plans have been appropriately given.

     3.17.7 Each Employee Plan that is intended to be qualified under Section
401(a) of the Code has received a favorable determination letter from the IRS, and the Sellers and the Principal Shareholder have no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and Sellers and the Principal Shareholders are not aware of any circumstance that will or could result in a revocation of such exemption.

     3.17.8 There is no material pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither the
Selles nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Sellers or Purchaser to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of
ERISA or a violation of Section 406 of ERISA. The transactions contemplated by this Agreement will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA. The term "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     3.17.9 Except for the continuation coverage requirements of COBRA, the
Seller has no obligations or potential liability for benefits to employees, former employees (including Staffing Employees) or their respective dependents following termination of employment or retirement under any of the Employee
Plans that are Employee Welfare Benefit Plans.

     3.17.10 No written or oral representations have been made to any current or former Internal Employee or Staffing Employee promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the closing (except to the extent of coverage required under COBRA). No written or oral representations have been made to any former, current or prospective Internal Employee or
Staffing Employee concerning the employee benefits of the Purchaser.

     3.17.11 Each Employee Plan subject to the provisions of Section 401(k) or
401(m) of the Code, or both, has been tested for and has satisfied the requirements of Section 401(k)(3) and Section 401(m)(2), as applicable, for each plan year ending prior to the Closing.

     3.17.12 The consummation of the transactions contemplated by this Agreement will not accelerate or increase any liability under any Employee Plan or result in any Liability to Purchaser.

     3.18 Environment, Health, and Safety.

     3.18.1 The Sellers and their respective predecessors and Affiliates, have complied in all material respects with all Environmental, Health, and Safety
Laws with respect to the Leased Properties, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.
Without limiting the generality of the preceding sentence, the Sellers and their respective predecessors and Affiliates have each obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under any Lease for the Leased Properties, and have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws with respect to the Leased Properties.

                                       10

     3.18.2 With respect to the Leased Properties, the Sellers have no Liability
(and neither the Sellers nor their respective predecessors and Affiliates have unlawfully handled or disposed of any substance, unlawfully arranged for the disposal of any substance, unlawfully exposed any employee or other individual to any substance or condition, or unlawfully owned or operated the Leased
Properties in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Sellers giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any
Environmental, Health, and Safety Law with respect to the Leased Properties.

     3.19 Real Property.

     3.19.1 Schedule 3.19 of the Disclosure Schedule lists and describes briefly all real property leaseholds in which Sellers have an interest. Sellers do not own any real property. With respect to each lease set forth on Schedule 3.19:

          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (c) Sellers are not, to their knowledge, in breach or default, and no event has occurred which, with notice or lapse of time, which to Sellers' or the
Principal Shareholder's Knowledge, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) no party to the lease or sublease has repudiated any provision thereof;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (f) with respect to each sublease, to the Knowledge of Sellers or the
Principal Shareholder, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; and

          (g) Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

     3.20 Intellectual Property.

     3.20.1 Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission the NurseTrak software and all Intellectual
Property.

     3.20.2 Sellers have not, to the Knowledge of Sellers or the Principal
Shareholder, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

     3.20.3 Section 3.20.3 of the Disclosure Schedule identifies each patent or registration which has been issued to Sellers with respect to any of their
Intellectual Property, identifies each pending patent application or application for registration which Sellers have made with respect to any of their
Intellectual Property, and identifies each license, agreement, or other permission which Sellers have granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Sellers have delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made

                                       11

available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.20.3 of the Disclosure Schedule also identifies each trade name or unregistered trademark being acquired hereunder, which is used by any of
Sellers in connection with any of their businesses.

     3.20.4 Section 3.20.4 of the Disclosure Schedule identifies each item of
Intellectual Property that any third party owns and that Sellers use pursuant to license, sublicense, agreement, or permission. Sellers have delivered to
Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each material item of Intellectual Property required to be identified in Section 3.20.4 of the
Disclosure Schedule:

          (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; and

          (e) with respect to each sublicense, to the Knowledge of Sellers and the Principal Shareholder, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license.

     3.21 Disclosure. No representation or warranty of the Sellers or the
Principal Shareholder in this Agreement or in any Schedule furnished by the
Sellers or the Principal Shareholder or in connection with the transactions contemplated herein contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained therein not materially misleading, and all such representations, warranties and Schedules are true and complete. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty has to do with the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article 3.

     4.0 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser
represents and warrants to the Sellers that:

     4.01 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect on the business, financial condition, operations or results of operations of the Purchaser. The Purchaser has full corporate power and authority and all material licenses, permits,

                                       12

and authorizations necessary to carry on the businesses in which it is engaged.

     4.02 Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver the Acquisition Documents to which it is a party and to perform its obligations thereunder. The board of directors of the Purchaser has duly authorized the execution, delivery, and performance of the Acquisition Documents to which the
Purchaser is a party. No approval of the stockholders of the Purchaser is required which has not been obtained in order for the Purchaser to consummate the transactions contemplated by this Agreement. The Acquisition Documents constitute the valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms and conditions.

     4.03 Non-contravention. Neither the execution and the delivery of the
Acquisition Documents to which it is a party, nor the consummation of the transactions contemplated in the Acquisition Documents, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the
Purchaser is a party or by which it is bound or to which any of its assets is subject. The Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by the Acquisition Documents.

     4.04 Brokers' Fees. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated in the Acquisition Documents.

     5.0 COVENANTS OF SELLERS PRIOR TO CLOSING. The Sellers agree with respect to the period between the date of this Agreement and the Closing Date:

     5.01 Access and Investigation. Upon reasonable advance notice received from the Purchaser, the Sellers shall: (i) afford the Purchaser and its
Representatives full and free access, during regular business hours, to the
Designated Employees, the property subject to any of the Leases, the Books and
Records, the Insurance Contracts, the Leases, the Client Service Agreements, and
all other documents and data requested by the Purchaser, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of the Sellers ; (ii) furnish the Purchaser with copies all of the documents and data referred to in this Section 5.01 as the Purchaser may reasonably request; (iii) furnish to the Purchaser such additional financial, operating and other relevant data and information concerning the Staffing
Business and the Acquired Assets as the Purchaser may reasonably request; and
(iv) otherwise cooperate and assist, to the extent reasonably requested by the
Purchaser, with the Purchaser's investigation of the Staffing Business and the
Acquired Assets.

     5.02 Operation of the Business of the Sellers. The Sellers shall:

          (a) conduct the Staffing Business only in the Ordinary Course of
Business;

          (b) except as otherwise directed by the Purchaser in writing, use its best efforts to preserve intact its current business organization related to the
Staffing Business, keep available the

                                       13

services of its officers, employees and agents related to the Staffing Business and maintain its relationships and good will with its clients, landlords, employees, agents and others having business relationships with it related to the Staffing Business;

          (c) keep in full force and effect, without amendment, all material rights related to the Staffing Business;

          (d) comply with all legal requirements and contractual obligations applicable to the operation of the Staffing Business;

          (e) continue in full force and effect the insurance coverage under the
Insurance Contracts;

          (f) not amend, modify or terminate any Client Service Agreement,
Insurance Contract, Lease, Employee Plan, or any contract or agreement included in the Acquired Assets, without the express written consent of the Purchaser;
and

          (g) maintain all Books and Records and other documents relating to the
Staffing Business in the Ordinary Course of Business.

     5.03 Required Approvals. As promptly as practicable after the date of this
Agreement, the Sellers shall make all filings required by Legal Requirements to be made by them in order to consummate the transactions contemplated by this
Agreement. The Sellers shall cooperate with the Purchaser and its
Representatives with respect to all filings that the Purchaser elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the transactions contemplated by this Agreement.

     5.04 Notification. The Sellers shall promptly notify the Purchaser in writing if they become aware of (i) any fact or condition that causes or constitutes a breach of any of the Sellers' representations and warranties made as of the date of this Agreement or (i) the occurrence after the date of this
Agreement of any fact or condition that would be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or the Sellers' discovery of, such fact or condition. Should any such fact or condition require any change to the
Disclosure Schedule, the Sellers shall promptly deliver to the Purchaser a written supplement to the Disclosure Schedule specifying such change.

     5.05 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 9.0, the Sellers shall not (and will cause their
Representatives not to) directly or indirectly, solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from, any Person (other than the Purchaser) concerning the sale, transfer or assignment by the Sellers of the Staffing Business or any of the
Acquired Assets by any means (whether by purchase of the stock, purchase of the assets or license of the technology or otherwise). The Sellers shall notify the
Purchaser of any such inquiry or proposal within 24 hours of receipt or awareness of the same by the Sellers.

     6.0 COVENANTS OF THE PURCHASER PRIOR TO CLOSING. The Purchaser shall cooperate, and cause its Representatives to cooperate, with the Sellers with respect to all filings the Sellers shall be required by Legal Requirements to make in order to consummate the transactions contemplated by this Agreement.

                                       14

     7.0 CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS TO CLOSE. The
Purchaser's obligation to purchase the Acquired Assets and to assume the Assumed
Liabilities and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the
Purchaser, in whole or in part):

     7.01 Accuracy of Representations. All of the representations and warranties of the Sellers in this Agreement shall have been accurate as of the date of this
Agreement and shall be accurate as of the Closing Date as if then made.

     7.02 Performance by Sellers . All of the covenants and obligations that the
Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with.

     7.03 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against the Sellers or any of the Acquired Assets any legal proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this
Agreement or that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of such transactions.

     7.04 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, violation, inaccuracy, circumstances or effect that is or could reasonably be expected to have a Material Adverse
Effect on the Acquired Assets or the financial condition, results of operations or prospects of the Staffing Business.

     7.05 Delivery of Financial Statements. The Sellers shall have delivered to the Purchaser the following financial statements (the "Sellers Financial
Statements"): (i) audited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the year ended
December 31, 2003; and (ii) unaudited consolidated and balance sheets and statements of income and cash flow as of and for the month ended September 30,
2004. The Sellers Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Sellers as of such dates and the results of operations of Sellers for such periods, are correct and complete in all material respects, and are consistent with the books and records of Sellers.

     7.06 Assignment of Client Service Agreements for Transferred Clients. The
Sellers shall have provided Purchaser with valid assignments (in a form acceptable to the Purchaser) of the Client Service Agreements of the Transferred
Clients assigning such Client Service Agreements to Purchaser as of the Closing
Date or such other date as may be designated by Purchaser.

     7.07 Assignment of Designated Insurance Contracts. The Sellers shall have provided Purchaser with valid assignments (in a form acceptable to the
Purchaser) of those Insurance Contracts designated by Purchaser on Schedule 7.07 as of the Closing Date or such other date as may be designated by Purchaser.

     7.08 Assignment of Leases and Material Agreements. The Sellers shall have provided Purchaser with valid assignments (in a form acceptable to the
Purchaser) of those Leases and other agreements designated by Purchaser as material to the transition or operation of the Staffing Business on Schedule
7.08 as of the Closing Date or such other date as may be designated by

                                       15

Purchaser.

     7.09 Restrictive Covenants of Designated Employees. The Sellers shall have provided Purchaser with valid assignments (in a form acceptable to the
Purchaser) of the non-competition and non-solicitation agreements between NII and the Designated Employees as of the Closing Date or such other date as may be designated by Purchaser.

     7.10 Restrictive Covenants of Certain Shareholders. The Sellers shall have provided Purchaser with written agreements (in a form acceptable to the
Purchaser) of William Lee Booth, Robert Booth and Brad Champlain that provide, among other things, that for a period of five (5) years from and after the
Closing Date, they will not (i) directly or indirectly, perform or provide, directly or indirectly, any Staffing Services; (ii) solicit or attempt to solicit, directly or indirectly, any Transferred Client for the purpose of providing any Staffing Services or any other service which would be competitive with the business of the Purchaser; or (iii) solicit or attempt to solicit or hire away any employee of the Purchaser or its Affiliates or any person who was a Staffing Employee or Internal Employee of either of the Sellers who becomes an employee of the Purchaser after the Closing.

     7.11 Adequate Financing. The Purchaser shall have received adequate financing, upon terms and conditions acceptable to Purchaser, to pay the
Purchase Price contemplated by this Agreement and the Aggregate Purchase Price under the Agreement for Sale of Goodwill between Purchaser and William L. Booth of even date herewith

     8.0 CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE. The
obligation of the Sellers to sell the Acquired Assets and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions
(any of which may be waived by the Sellers in whole or in part):

     8.01 Accuracy of Representations. All of the Purchaser's representations and warranties in this Agreement shall have been accurate as of the date of this
Agreement and shall be accurate as of the time of the Closing as if then made.

     8.02 Purchaser's Performance. All of the covenants and obligations that the
Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

     9.0 TERMINATION OF AGREEMENT.

     9.01 Termination Events. By notice given prior to or at the Closing, subject to Section 9.02, this Agreement may be terminated as follows:

          (a) by the Purchaser if a material breach of any provision of this
Agreement has been committed by either of the Sellers and such breach has not been waived by the Purchaser;

          (b) by the Sellers if a material breach of any provision of this
Agreement has been committed by the Purchaser and such breach has not been waived by the Sellers;

          (c) by the Purchaser if any condition in Section 7.0 has not been satisfied as of the date specified for the Closing in Section 2.04, or if satisfaction of such condition by such date is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this
Agreement), and the Purchaser has not waived such condition on or before such date;

          (d) by the Sellers if any condition in Section 8.0 has not been satisfied as of the

                                       16

date specified for the Closing in Section 2.04, or if satisfaction of such condition by such date is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement), and the
Sellers have not waived such condition on or before such date;

          (e) by mutual consent of the Purchaser and the Sellers;

          (f) by the Purchaser if the Closing has not occurred on or before
November 30, 2004, or such later date as the Parties may agree upon, unless the
Purchaser is in material breach of this Agreement; or

          (g) by the Sellers if the Closing has not occurred on or before
November 30, 2004, or such later date as the Parties may agree upon, unless the
Sellers are in material breach of this Agreement.

     9.02 Effect of Termination. Each Party's right of termination under Section
9.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.01, all obligations of the Parties under this Agreement will terminate, except that the obligations of the Parties in this Section 9.02 and Section 11.0 will survive;
provided, however, that, if this Agreement is terminated because of a breach of this Agreement by a nonterminating Party or because one or more of the conditions to the terminating Party's obligations under this Agreement are not satisfied as a result of the Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

     10.0 POST-CLOSING COVENANTS. The Parties agree with respect to the period following the Closing:

     10.01 General. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of the Acquisition Documents, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party
(unless the requesting Party is entitled to indemnification therefor). The
Sellers acknowledge and agree that from and after the Closing, the Purchaser will be entitled copies of all documents, books, records (including Tax records), agreements, and financial data of any sort related to the Staffing
Business or the Acquired Assets, except the Excluded Assets.

     10.02 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under the Acquisition Documents; or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction occurring on or prior to the Closing Date involving the Sellers, each of the other Parties will cooperate with each other and their counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party
(unless the contesting or defending Party is entitled to indemnification therefor).

     10.03 Transition. The Sellers and the Principal Shareholder will not take any action that is designed or intended to have the effect of discouraging any
Transferred Client from maintaining the same business relationships with the
Purchaser after the Closing as it maintained with the Sellers

                                       17

prior to the Closing. The Sellers and the Principal Shareholder will refer all
Transferred Client inquiries relating to the Staffing Business to the Purchaser from and after the Closing. Each Party shall deliver to the other (within two
(2) Business Days of receipt) any money or document it receives that belongs to the other Party. The Purchaser shall cooperate with and assist the Sellers in obtaining consents of other parties to assignments of any of the Acquired
Assets. The Purchaser shall be entitled to all payments under the Client Service
Agreements attributable to services performed by the Purchaser (or its designee)
under any Client Service Agreement from and after the Closing Date, and the
Sellers shall be entitled to all amounts paid by Transferred Clients under the
Client Service Agreements for services performed by the Sellers prior to the
Closing Date [unless the Purchaser has acquired the Receivables].

     10.04 Confidentiality. The terms of the Confidentiality Agreement between the Purchaser and NII dated as of July 28, 2004 (the "Confidentiality
Agreement") shall continue to remain in effect and shall be equally applicable to Vitriarc. Neither the Sellers nor the Purchaser will, without the prior written consent of the other, or as required by law, disclose to any person
(other than to Representatives of the party considering disclosure or the
Representatives of the other party who are actively and directly participating in evaluating the transactions contemplated by this Agreement) any information about the transactions or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that confidential information has been made available by the Sellers to the Purchaser. The Purchaser and the Sellers will each advise its Representatives who are aware of the proposed transaction of the obligation of confidentiality and of the fact that federal and state securities laws prohibit any person who has received from an issuer material, nonpublic information concerning such issuer from purchasing or selling securities of such issuer or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     10.05 Covenant Not to Compete.

          (a) For a period of five (5) years from and after the Closing Date, the Sellers agree that they will not (i) directly or indirectly, perform or provide, directly or indirectly, any Staffing Services; (ii) solicit or attempt to solicit, directly or indirectly, any Transferred Client for the purpose of providing any Staffing Services or any other service which would be competitive with the business of the Purchaser as of the Closing Date; or (iii) solicit or attempt to solicit or hire away any employee of the Purchaser or its Affiliates or any person who was a Staffing Employee or Internal Employee of either of the
Sellers who becomes an employee of the Purchaser after the Closing.

          (b) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     10.06 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Sellers for certain tax matters following the Closing Date:

          (a) The Purchaser and the Sellers shall cooperate fully, as and to the extent

                                       18

reasonably requested by the other, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other's reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided. The Sellers and the Purchaser agree (i) to retain all books and records with respect to Tax matters relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the party so requests, to allow the other party to take possession of such books and records.

          (b) The Purchaser and the Sellers further agree, upon reasonable request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax imposed (including, but not limited to, with respect to the transactions contemplated herein).

     10.07 Change of Sellers' Corporate Names. Sellers shall, within seven (7)
business days of Closing, provide Purchaser with proof of mailing of applicable name change forms for each of the respective Sellers whereby the Sellers change their legal names in their respective states of incorporation and in any state where Sellers are registered to do business to names that are dissimilar to their current names. Neither the Sellers nor the Principal Shareholder shall do business under any name that is similar to Sellers' current names.

     11.0 REMEDIES FOR BREACHES OF THIS AGREEMENT.

     11.01 Survival of Representations, Warranties, Covenants and Agreements.

          (a) All of the representations, warranties, covenants and agreements of the Sellers and the Principal Shareholder contained in Sections 3.11 and 3.17 shall survive the Closing (even if the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect subject only to any applicable statutes of limitations.

          (b) All of the other representations, warranties, covenants and agreements of the Purchaser, the Sellers and the Principal Shareholder shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect, subject to any applicable statutes of limitations, for a period of five (5) years from the Closing Date except that the provisions of
Section 10.5 shall continue in effect for the period of time specified therein.

     11.02 Indemnification Provisions for Benefit of the Purchaser.

          (a) In the event that either the Sellers or the Principal Shareholder breach (or in the event any Third Party alleges facts that, if true, would mean either the Sellers or the Principal Shareholder has breached) any of their representations, warranties, covenants and agreements contained in this
Agreement, and, provided that the Purchaser makes a written claim for indemnification against the Sellers and the Principal Shareholder prior to the expiration of the representations, warranties, covenants and agreements as set forth in Section 11.01(a) or (b), as

                                       19

applicable, then the Sellers and the Principal Shareholder jointly and severally agree to indemnify the Purchaser from and against the entirety of any Adverse
Consequences the Purchaser may suffer resulting from, arising out of or caused by the breach (or the alleged breach) of any representation, warranty, covenant or agreement of the Sellers or the Principal Shareholder referred to in Section
11.01(a) or (b), as applicable.

          (b) The Sellers and the Principal Shareholder also agree to jointly and severally indemnify the Purchaser from and against the following:

               (i) the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of or in connection with any
          Employee Plan, and related to any condition that existed on the
          Closing Date or any action or failure to act on the part of the
          Sellers or any other Person with respect to any such Employee Plan prior to the Closing Date. It is the intent of the Parties that the
          Purchaser shall be indemnified for all Adverse Consequences the
          Purchaser may suffer in connection with any Employee Plan which results from any condition that existed on the Closing Date or any action or failure to act by any Person prior to the Closing Date. The obligations of the Sellers and the Principal Shareholder under this
          Section 11.02(b)(i) shall survive the Closing Date and continue in full force and effect subject only to any applicable statutes of limitations; and

               (ii) the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of or caused by:

                    (A) any Liability of the Sellers which is not an Assumed
          Liability (including any Liability of the Sellers that becomes a
          Liability of the Purchaser under any bulk sales or transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                    (B) any Liability of the Sellers for unpaid Taxes with
          respect to any Tax year or portion thereof ending on or before the
          Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date); or

                    (C) any Excluded Liability, Excluded Asset, or act, event, occurrence or circumstances in respect of or relating to the Staffing
          Business prior to the Closing Date (other than any act, event or occurrence or circumstance related to an Employee Plan for which indemnity is provided in Section 11.02(b)(i)). The obligations of the
          Sellers and the Principal Shareholder under this Section 11.02(b)(ii)
          shall survive the Closing Date and continue in full force and effect subject only to any applicable statutes of limitations; and

               (iii) the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of or in connection with any tax lien or tax assessment. The obligations of the Sellers under this
          Section 11.02(b)(iii) shall survive the Closing Date and continue in full force and effect subject only to the applicable statutes of limitations.

          (c) Any amounts payable by the Sellers or the Principal Shareholder to the Purchaser for indemnification for any and all claims under Section 11.02 may be offset or deducted by Purchaser from the Escrow Amount and/or any Deferred
Purchase Price under the Agreement for Sale of Goodwill between Purchaser and
William L. Booth of even date herewith (provided that Purchaser shall provide
Sellers and the Principal Shareholder with written notice of any such offset or

                                       20

deduction), without limiting Purchaser's right to seek further indemnification from Sellers or the Principal Shareholder.

     11.03 Indemnification Provisions for Benefit of the Sellers. In the event the Purchaser breaches (or in the event any Third Party alleges facts that, if true, would mean the Purchaser has breached) any of its representations, warranties, covenants and agreements contained in this Agreement and provided that the Sellers makes a written claim for indemnification against the Purchaser on or prior to the second anniversary of the Closing Date, then the Purchaser agrees to indemnify the Sellers from and against the entirety of any Adverse
Consequences the Sellers may suffer resulting from, arising out of, or caused by the breach (or the alleged breach); provided, however, that the aggregate amount payable by the Purchaser to the Sellers for any and all claims under this
Section 11.03 shall be limited to $100,000.

     11.04 Matters Involving Third Parties.

     (a) If any Third Party shall notify any Party (the "Indemnified Party")
with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") as provided in Section 11.01, 11.02 or 11.03, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying
Party shall relieve the Indemnifying Party from any obligation hereunder unless
(and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) Any Indemnifying Party will have the right to defend the Indemnified
Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the
Indemnified Party has given notice of the Third Party Claim that the
Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third
Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying
Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third
Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party
conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the
Third Party Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party
Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (d) In the event any of the conditions in Section 11.04(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any

                                       21

settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) subject to any limitations set forth in Section 11.03, the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for any Adverse
Consequences suffered by the indemnified Party in defending against the Third
Party Claim, and (iii) subject to any limitations set forth in Section 11.03, as applicable, the Indemnifying Parties will remain responsible for any Adverse
Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent.

     11.05 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

     12.0 MISCELLANEOUS.

     12.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other
Parties prior to making the disclosure). The Sellers and the Purchaser will mutually agree upon the form and substance of a public announcement announcing the consummation of the transactions contemplated by this Agreement.

     12.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     12.03 Entire Agreement. This Agreement, and the other Acquisition Documents
(including the documents referred to herein) constitute the entire agreement between the Parties and, except to the extent specifically provided for herein, supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.07 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail,

                                       22

return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

           If to the Purchaser:
           --------------------
           TeamStaff, Inc.
           300 Atrium Drive
           Somerset, New Jersey 08873
           Attn: Edmund C. Kenealy, Vice President, General Counsel
           Telephone: 732-748-1700
           Fax: 732-748-3206

           Copy to:
           --------
           Brian Daughney, Esq.
           Goldstein & DiGioia, LLP
           45 Broadway, 11th Floor
           New York, NY 10006
           Telephone: 212-599-3322
           Fax: 212-557-0295

           If to the Sellers or to William L. Booth:
           -----------------------------------------
           Nursing Innovations, Inc.
           6555 Quince, Suite 303
           Memphis, TN 38119
           Attn: William L. Booth, President
           Telephone: 901-843-0809
           Fax: 901-327-0310

           Copy to:
           --------
           Arlie C. Hooper
           Siegel, Hooper & Blumenthal, PLC
           1790 Kirby Parkway, Suite 201
           Memphis, TN 38138
           Telephone: 901-763-4777
           Fax:  901-683-0875

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any
Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                                       23

     12.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

     12.09 Amendments and Waivers. No amendment of any provision of this
Agreement shall be valid unless the same shall be in writing and signed by the
Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.11 Expenses. Each of the Purchaser and the Sellers shall bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein.

     12.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the
Party has not breached shall not detract from or mitigate the fact that the
Party is in breach of the first representation, warranty, or covenant.
References to the singular shall include the plurals and vice versa.

     12.13 Incorporation of Exhibits and Schedules. The Exhibits, Glossary of
Terms, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this
Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the
Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                                    * * * * *

                                       24

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

TEAMSTAFF RX, INC.                      NURSING INNOVATION, INC.

By:                                     By:
    --------------------------------        ------------------------------------
Name:                                   Name:
      ------------------------------          ----------------------------------
Title:                                  Title:
       -----------------------------           ---------------------------------

                                        VITRIARC, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                 WILLIAM L. BOOTH

                                                 -------------------------------

                                       25

GLOSSARY OF TERMS

Definitions.

"Acquired Assets" means the assets of the Sellers related to their Staffing
Business as described on Schedule A, but excluding the Excluded Assets

"Acquisition Documents" means this Agreement and all transfer documents, assumption agreements or other documents or agreements related to the consummation of the transactions contemplated in this Agreement.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, in each case, net of any insurance proceeds received in respect thereof.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Agreement" shall have the meaning set forth in the Preface.

"Assumed Liabilities" means the liabilities set forth on Schedule 2.02

"Balance Sheet Date" has the meaning set forth in Section 3.07.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Books and Records" means copies of all existing data, data bases, books, records, correspondence, business plans and projections, records of sales, client lists, files, papers, and, to the extent permitted under applicable law or regulation, copies of historical personnel, payroll and medical records of the Staffing Employees and Designated Employees in the possession of the
Sellers, including, without limitation, employment applications, corrective action reports, disciplinary reports, other similar documents, and any summaries of such documents prepared by a Client or the Sellers and in the possession of the Sellers; all reported workers' compensation or medical claims made for each
Staffing Employee and Designated Employee; and all manuals and printed material of the Sellers relating to the Acquired Assets or to the operation of any part of the Staffing Business.

"Cash" means cash and cash equivalents (including marketable Securities and short term investments).

"Client Service Agreement" means each contract between the Sellers, on the one hand, and a Transferred Client, on the other hand, pursuant to which the Sellers provide Staffing Services, whether or not such contract has been reduced to writing.

"Closing" means the closing of the transactions contemplated by this Agreement.

"Closing Date" means November 14, 2004, or such other date as the Parties may mutually determine.

"Closing Date Schedule of Transferred Clients" shall have the meaning specified in Section 2.05(a).

"Code" means the Internal Revenue Code of 1986, as amended.

"Disclosure Schedule" has the meaning set forth in Section 3.0.

                                       26

"Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

"Environmental, Health, and Safety Laws" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, the Resource Conservation and
Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder)
of federal, state, local, and foreign governments (and all agencies thereof)
concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agent" means Signature Bank.

"Escrow Agreement" shall mean the Escrow Agreement in the form of Exhibit E to be entered into by the Purchaser, the Sellers, and the Escrow Agent on or prior to the Closing pursuant to which the the Escrow Amount shall be held, invested and distributed by the Escrow Agent.

"Escrow Amount" means $180,000.

"Excluded Assets" means all assets of the Sellers not explicitly included in the
Acquired Assets.

"Excluded Liabilities" means all obligations, commitments, or Liabilities of the
Sellers, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets or the Staffing Business, except for the Assumed Liabilities. Without limiting the generality of the preceding sentence, the Purchaser shall not assume or become liable for any of the following obligations and Liabilities of the Sellers:

     (a) Any Liability or obligation arising out of any employee benefit plan maintained by or covering Internal Employees or Staffing Employees of the
Sellers or to which the Sellers have made any contribution or to which the
Sellers could be subject to any Liability;

     (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys'
and other professional fees) related to or arising out of or in connection with
Sellers' failure to comply with the bulk transfer, bulk sales, or any similar statute as enacted in any jurisdiction, domestic or foreign;

     (c) Any Liability or obligation arising out of any breach by the Sellers of any provision of any of the Client Service Agreements, (iii) any of the
Insurance Contracts, (iv) any of the Employee Plans;

     (d) Any Liability of the Sellers with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) out of or in connection with the Staffing Business prior to the Closing Date or (ii) with respect to any service provided by the Sellers ;

     (e) Any Liabilities or obligations of the Sellers relating to the Excluded
Assets;

     (f) Any Liabilities or obligations of the Sellers to process any payroll for any Staffing Employees assigned to any Transferred Client for which money has been deposited with the Sellers by the Transferred Client on or prior to the
Closing Date;

                                       27

     (g) Any Liabilities or obligations of the Sellers to any Staffing Employee or Internal Employee, including, without limitation, Liabilities and obligations arising by reason of the Sellers' employment of a Staffing Employee or Internal
Employee; and

     (h) Any other Liability of the Sellers existing at the Closing Date.

"Extremely Hazardous Substance" has the meaning set forth in Section 302 of the
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

"GAAP" means United States generally accepted accounting principles in effect from time to time.

"Governmental Authorization" means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any federal, state, local, municipal, foreign or other government or any governmental or quasi-governmental authority of any nature
(including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers).

"Indemnified Party" has the meaning set forth in Section 11.04.

"Indemnifying Party" has the meaning set forth in Section 11.04.

"Insurance Contracts" means collectively the medical, dental, disability and life insurance contracts that provide coverage to Internal Employees or Staffing
Employees of the Sellers.

"Intellectual Property" means all of the following intellectual property, to the extent transferred and/or assigned hereunder as a portion of the Acquired
Assets: (a) trademarks, service marks, logos, trade names, and corporate names including all goodwill associated therewith, and applications, registrations, and renewals in connection therewith, (b) customer, employee, and supplier lists, pricing and cost information, and (c) computer software (including data and related documentation) owned by or licensed to Sellers. Any item of
Intellectual Property not listed on the Schedule of Acquired Assets shall be deemed an Excluded Asset.

"Internal Employee" means an employee of the Sellers who is not assigned by the
Sellers to a Client of the Sellers.

"Knowledge" means constructive knowledge or actual knowledge after completing a reasonable investigation prior to the Closing Date.

"Labor Claims" means any claim based on the employment relationship or termination of the employment relationship.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of law, code, regulation, statute or treaty.

"Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

"Material Adverse Effect" means any claim, loss, event, fact or circumstance which individually would result in damages, or might result in claims, liability or damages of $5,000 individually or $10,000 in the aggregate.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

                                       28

"Party" has the meaning set forth in the Preface.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Staffing Business" has the meaning set forth in the Recitals.

"Staffing Employee" means an employee of the Sellers who is assigned by the
Sellers to a Client of the Sellers.

"Staffing Services" means any of the services provided by the Sellers to the
Transferred Clients under Client Service Agreements as part of the Staffing
Business.

"Permits" means all licenses, permits, certificates, and governmental authorizations of a Person, franchises, approvals, orders, registrations, variances or similar rights used or held for use in the conduct of a Person's business.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Preface" means the first paragraph of this Agreement.

"Principal Shareholder" means William L. Booth.

"Prohibited Transactions" has the meaning set forth in ERISA Section 406 and
Code Section 4975.

"Purchase Price" means $268,229.

"Purchaser" has the meaning set forth in the Preface.

"Reportable Event" has the meaning set forth in ERISA Section 4043.

"Representative" with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of such Person.

"Securities" means any capital stock or ownership interest in a Person.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

"Sellers" has the meaning set forth in the Preface.

"Sellers Consents" has the meaning set forth in Section 3.03.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security
(or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party" means any Person who is not a Party.

"Third Party Claim" has the meaning set forth in Section 11.04(a).

                                       29

"Transferred Client" and "Transferred Clients" means individually and collectively the Persons identified on the Closing Date Schedule of Transferred
Clients.

                                       30

                                    EXHIBIT A
                       FORM OF BOOTH EMPLOYMENT AGREEMENT

                                    EXHIBIT B
                      FORM OF TOWNSEND EMPLOYMENT AGREEMENT

                                    EXHIBIT C
              MATTERS TO BE COVERED BY OPINION OF SELLERS' COUNSEL

     The opinion of Sellers' Counsel shall be in a form customarily used in transactions of this type and otherwise in form and substance reasonably satisfactory to the Purchaser and its counsel and shall cover the following matters:

          1. The due formation, existence and good standing of the Sellers under their respective states of organization.

          2. The corporate authority of the Sellers to enter into the transactions contemplated by the Acquisition Documents.

          3. The due authorization, execution and delivery by the Sellers of the
Acquisition Documents to which they are parties.

          4. That the Sellers are not required to obtain the approval of their stockholders in order to execute and deliver any of the Acquisition Documents or to consummate the transactions contemplated by the Acquisition Documents;
provided, however, if such approvals are required to be obtained, such approvals have been obtained.

                                    EXHIBIT D
             MATTERS TO BE COVERED BY OPINION OF PURCHASER'S COUNSEL

     The opinion of Purchaser's Counsel shall be in a form customarily used in transactions of this type and otherwise in form and substance reasonably satisfactory to the Sellers and their counsel and shall cover the following matters:

          1. The due formation, existence and good standing of the Purchaser under its state of organization.

          2. The corporate authority of the Purchaser to enter into the transactions contemplated by the Acquisition Documents.

          3. The due authorization, execution and delivery by the Purchaser of the Acquisition Documents to which it is a party.

                                    EXHIBIT E
                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT F
                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULE OF ACQUIRED ASSETS

SCHEDULE OF ASSUMED LIABILITIES

SCHEDULE OF TRANSFERRED CLIENTS

SCHEDULE OF INSURANCE CONTRACTS TO BE ASSIGNED TO PURCHASER

SCHEDULE OF LEASES AND MATERIAL OPERATING AGREEMENTS TO BE ASSIGNED TO PURCHASER

SELLERS' DISCLOSURE SCHEDULE